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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002 relating to the financial statements and financial statement schedule of Coca-Cola Bottling Co. Consolidated (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 30, 2001. We also consent to the references to us under the headings "Experts" in such Registration
Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
May 13, 2002